Exhibit 5.1

February 11, 2026

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, NY 10017

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to T3 Defense Inc. (formerly known as Nukkleus Inc.), a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale by the selling stockholders listed therein of up to an aggregate of 16,787,988 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 4,770,340 shares of Common Stock (the “Common Shares”) and (ii) up to 12,017,648 shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of outstanding warrants (the “Warrants”). The Common Shares and the Warrants were issued in connection with the Company’s acquisition of 100% of the issued and outstanding capital stock of Star 26 Capital, Inc., a Nevada corporation (“Star 26”), pursuant to the terms of that certain Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025, by and among the Company, Star 26, the shareholders of Star 26, and Menachem Shalom, as representative of the shareholders of Star 26. The Shares and the Warrants are collectively referred to as the “Securities”.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that: (i) the Common Shares have been duly authorized and legally issued and are fully paid and nonassessable; and (ii) the Warrant Shares, when paid for and issued pursuant to the terms of the applicable Warrant, will be duly authorized, legally issued, fully paid and nonassessable. Each of the Warrants is a legally and validly binding obligation of the Company.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Schulte LLP.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ McDermott Will & Schulte LLP
McDermott Will & Schulte LLP